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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

DIVISION OF
CORPORATION FINANCE

Mail Stop 3561

December 7, 2006

Francis L. Simola, Chief Executive Officer
PowerCold Corp.
P.O. Box 1239
115 Canfield Road
La Vernia, TX 78121

Re: **PowerCold Corp.**
SECPS Letter dated November 10, 2006
File No. 0-30709

Dear Ms. Simola:

We have received a SECPS letter from Williams & Webster, P.S. Certified Public Accountants notifying the Chief Accountant of the Commission that your auditor/client relationship with them has ended.

Item 304 of Regulation S-B describes the disclosure required by the Item 4.01 Form 8-K. You should give a copy of the Form 8-K to your former auditors as soon as possible so they can file their letter required by Item 304. You are required to give them a copy no later than the date you file the Form 8-K with the Commission. They should file their letter with the Commission under the Item 4.01 designation no later than 10 business days after you file the Form 8-K.

If you have any questions, please call Raquel Howard at (202) 551-3291.

Sincerely,

Raquel Howard

Raquel Howard
Staff Accountant

Attach
Can we get copy
of letter from W&W
to the SEC,
File 8-K. !
Frank